UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2009

CHINA MEDICINE CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-51379	51-0539830
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Guangri Tower, Suite 702
No. 8 Siyou South 1st Street
Yuexiu District
Guangzhou, China 510600
(Address of registrant’s principal executive office)

(8620) 8739-1718 and (8620) 8737-8212
(Registrant’s telephone number, including area code)

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2009, China Medicine Corporation (“we”, “us” or the “Company”) entered into a Stock Subscription Agreement (the “Subscription Agreement”) with OEP CHME Holdings, LLC, a Delaware limited liability company (the “Investor”), and Mr. Yang Senshan, our chief executive officer and Chairman of our board of directors (the “Executive Shareholder”), pursuant to which the Investor agreed to purchase, subject to satisfaction of certain closing conditions, 4,000,000 shares ( the “Investor Common Shares”) of our common stock, par value US$.0001 per share (“Common Stock”) at $3.00 per share and 1,920,000 shares (the “Investor Preferred Shares”, together with the Investor Common Shares, the “Investor Shares”) of our redeemable convertible preferred stock, par value $.0001 per share (“Redeemable Convertible Preferred Stock”) at $30.00 per share, for an aggregate purchase price of $69,600,000 (the “Financing”).

We intend to use the proceeds from the Financing for capital expenditures relating to our previously announced acquisition of Guangzhou LifeTech Pharmaceuticals Co., Ltd., to make other acquisitions and capital expenditures and for working capital and general corporate purposes.  The closing of the Financing (the “Closing”) is expected occur by March 17, 2010 following our receipt of certain regulatory approvals and upon satisfaction of certain other closing conditions.  As a result of the Financing, upon and as of the Closing, the Investor will own approximately 54% of our issued and outstanding shares of common stock, on a fully-diluted basis.

Summaries of the material terms and conditions of the principal transaction documents are set forth below:

Subscription Agreement

Pursuant to the Subscription Agreement, the Investor will subscribe for and we will issue the Investor Shares at the Closing.  At the Closing $12,000,000 will be delivered to us and $57,600,000 will be delivered to the Escrow Agent, as defined below, to be held until disbursed to us in accordance with the instructions of our board of directors (the “Board”) or the joint instructions of our Board and the Investor.  Upon the occurrence of certain events, including a material adverse effect on our business or operations, the failure by certain of our shareholders (who are also members of our senior management) to obtain certain regulatory confirmations or our failure to identify suitable uses for the proceeds of the Financing, the Investor has the right to require us to redeem the Investor Preferred Shares.  In the event the Investor submits all or any of its Investor Preferred Shares to the Company for redemption, the funds deposited with the Escrow Agent at the Closing will be used to fund the redemption amount, which will consequently result in the aggregate amount of the escrowed proceeds being proportionately reduced.

We have also agreed to issue to the Investor additional shares of Common Stock in the event we fail to achieve certain revenue targets in 2010 and 2011.  The Investor has agreed, however, that the aggregate of all such issuances of additional shares will not cause the Investor’s ownership percentage in us to be greater than 75%.  In addition, if the exercise of any outstanding warrant or option, or the issuance of additional securities would result in the Investor holding less than 50.1% of the outstanding voting securities of our Company, then the Investor has the right to subscribe for, at the Market Price, such number of additional Common Shares as would be necessary for the Investor to hold more than 50.1% of our outstanding voting securities, unless the Investor’s dilution was caused by an Exempt Issuance (as such term is defined in the Subscription Agreement).  We have also granted to the Investor the right to subscribe for additional shares at Market Price if we require additional capital.

The Subscription Agreement, also provides that our Board may establish a remuneration committee (the “Remuneration Committee”), and the Remuneration Committee, or our Board if the Remuneration Committee is not yet established, will establish a management incentive plan which will provide for share based compensation of up to a maximum of 8% of the total issued and outstanding shares of Common Stock on a fully diluted basis as of the Closing to our management upon the attainment of performance milestones to be determined by the Remuneration Committee or the Board for 2010 through 2013.

The Subscription Agreement contains customary representations, warranties and covenants, including an indemnification provision under which we and the Executive Shareholder agree to jointly and severally indemnify the Investor and its affiliates for any losses resulting from or relating to any breach of any representation or warranty under the Transaction Documents. The Closing is subject to customary closing conditions, as well as approval by certain Chinese regulatory authorities and the expiration or termination of waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Certificate of Designation

Immediately prior to the Closing, we will file with the Nevada Secretary of State a Certificate of Designation, Rights and Preferences relating to the Redeemable Convertible Preferred Stock.  It will provide that each share of Redeemable Convertible Preferred Stock is mandatorily redeemable by us (as discussed above) and is convertible into a number of shares of Common Stock determined by dividing $30 by the conversion price (initially US$3.00, subject to certain adjustments), i.e. each share of Redeemable Convertible Preferred Stock is initially convertible into ten shares of Common Stock. In addition, each share of Redeemable Convertible Preferred Stock shall be entitled to receive dividends and shall have voting rights based on the number of shares of Common Stock into which such share is convertible.

Escrow Agreement

Pursuant to the Subscription Agreement, at the Closing, we will enter into an Escrow Agreement (the “Escrow Agreement”) with Investor and JPMorgan Chase Bank, N.A. (the “ Escrow Agent”).  At the Closing, $57,600,000 (the “Escrow Funds”), shall be deposited with and held by the Escrow Agent in accordance with the Escrow Agreement.  Under the Escrow Agreement, the Escrow Funds will be disbursed to us to fund certain acquisitions and capital expenditures, as may be determined by our Board or jointly by the Investor and us.  The Escrow Funds will also secure our indemnification obligations under the Subscription Agreement.

The Escrow Agreement may be terminated by either party after 28 months if it has not otherwise been terminated in accordance with its terms. At termination the remaining Escrow Funds shall be distributed to the Company.  Upon the occurrence of certain mandatory redemption events specified in the Subscription Agreement, however, the Investor shall have the right to require the Escrow Agent to disburse to Investor all or a portion of the Escrow Funds as payment for the redeemed Investor Preferred Shares, rather than disbursing such funds to the Company.

Shareholders Agreement

Simultaneously to the entry into the Subscription Agreement the Investor and the Executives entered into a Shareholders Agreement (the “Shareholders Agreement”).  The Shareholders Agreement contains various restrictions on the sale of shares by the Executives as well as certain voting agreements by the Executives as to certain matters.

Pledge Agreement

Pursuant to the Subscription Agreement, at the Closing, the Executive Shareholder will enter into a Pledge Agreement with the Investor pursuant to which the Executive Shareholder will pledge all of his equity interests in our company to secure his and our  indemnification obligations under the Subscription Agreement.

Employment Agreement

As a condition to Closing, certain members of our senior management (each an “Executive”)  will be required to enter into an Employment Agreement with us.  A form of the Employment Agreement has been agreed to with the Investor.  The form of the Employment Agreement provides for a term of three years pursuant to which each Executive shall be entitled to (i) receive a base salary as specified in his or her respective Employment Agreement, (ii) receive an annual bonus, as determined by the Remuneration Committee, and (ii) participate in the management incentive plan.  Under the Employment Agreement, if an Executive is terminated by the Company Without Cause or an Executive terminates  his or her own employment for Good Reason, as such terms are defined in the Employment Agreement, the Executive shall be entitled to receive his or her base salary and certain health and disability benefits for a period of six months after such termination.

           The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K.  The other transaction documents referenced above to which we are a party will be executed and delivered at the Closing and, where required, will be attached as exhibits to the Current Report on Form 8-K that we will file upon the Closing.

Item 8.01	Other Events.

On January 7, 2010, the Company issued a press release announcing the entry into the Subscription Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibits is being furnished pursuant to “Item 8.01. Other Events.”  The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits

 (d) Exhibits

The exhibits required by this item are listed on the Exhibit Index to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDICINE CORPORATION

By:	/s/ Senshan Yang
Name:	Senshan Yang
Title:	Chief Executive Officer

Date:    January 7, 2010

Exhibit Index

Exhibit Number	Description

10.1	Stock Subscription Agreement, dated December 31, 2009, by and among the Company, the Executive Shareholder and the Investor.

99.1	Press Release of China Medicine Corporation, January 7, 2010